SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ------------------


                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     INTERNATIONAL FLAVORS & FRAGRANCES INC.
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             (Exact name of registrant as specified in its charter)



             New York                                  13-1432060
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(State of incorporation or organization)              (IRS Employer
                                                      Identification
                                                      No.)



   521 West 57th Street, New York, NY                   10019
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(Address of principal executive offices)              (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                         Name of each exchange on which
to be so registered                         each class is to be registered
-------------------                         ------------------------------

Stock Purchase Rights                       New York Stock Exchange, Inc.



Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)





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Item 1.  Description of Registrant's Securities to be Registered.
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         On September 25, 1998, pursuant to authorization by the Board of
Directors on September 8, 1998, International Flavors & Fragrances Inc., a New York corporation (the "Company"), amended and restated the Shareholder Protection Rights Agreement, dated as of February 20, 1990 (as amended and restated, the "Rights Agreement"), between the Company and The Bank of New York, as Rights Agent. The amended and restated Rights Agreement, among other things, increases the Exercise Price of each Right (as defined below) to $250 and extends the expiration date of the Rights Agreement to February 20, 2008.

         On February 13, 1990, the Board of Directors of the Company declared a dividend payable on February 28, 1990 of one right (a "Right") for each outstanding share of common stock, par value $.12 1/2 per share, of the Company held of record at the close of business on February 28, 1990, or issued thereafter and prior to the Separation Time (as defined in the Rights Agreement) and thereafter pursuant to options and convertible securities outstanding at the Separation Time. The Rights were issued pursuant to the Rights Agreement.

         The description of the Rights contained in the Company's Current Report on Form 8-K dated October 5, 1998 is hereby incorporated by reference herein.

         The Rights Agreement (which includes as Exhibit A the forms of Rights Certificate and Election to Exercise) is attached hereto as an exhibit and is hereby incorporated herein by reference. The description of the Rights incorporated by reference to the Company's Current Report on Form 8-K, dated October 5, 1998 is qualified in its entirety by reference to the Rights Agreement and such exhibits thereto.

Item 2.  Exhibits.
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Exhibit No.      Description
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    (4)          Rights Agreement, which includes as Exhibit A the forms of
                 Rights Certificate and Election to Exercise.

   (99)          Form 8-K, dated October 5, 1998.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            INTERNATIONAL FLAVORS &
                                            FRAGRANCES INC.


                                            By /s/ Stephen A. Block
                                               -----------------------
                                               Name:  Stephen A. Block
                                               Title: Vice President



Date:  October 5, 1998